Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Janus Henderson Group plc of our report dated February 26, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Janus Henderson Group plc's Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Janus Henderson Group plc of our report dated February 26, 2019 relating to the consolidated financial statements, which appears in Janus Henderson Group plc's Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
London, UK
February 26, 2020